UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2015

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2015, Harpal Gill, President and Chief Operating Officer of Fabrinet USA, Inc. (“FUSA”), a wholly-owned subsidiary of Fabrinet, and Toh-Seng Ng, Executive Vice President and Chief Financial Officer of FUSA, entered into amended and restated offer letters of employment, which provide for certain severance and retirement benefits.

Amended and Restated Gill Offer Letter

Pursuant to Dr. Gill’s amended and restated offer letter (the “Amended Gill Offer Letter”), in the event Dr. Gill’s employment is terminated prior to May 7, 2018 (the “Gill Transition Date”) either by FUSA without “good cause” or by Dr. Gill for “good reason” (as such terms are defined in the Amended Gill Offer Letter), Dr. Gill will (A) be eligible to receive a lump sum payment equal to the sum of (i) twelve (12) months of his then present base salary, and (ii) any earned but unpaid bonus as of the date of termination of employment; (B) be eligible to receive a lump sum payment equal to two times his cost of COBRA coverage for twelve months; (C) become 100% vested immediately prior to his termination date in any outstanding stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or other equity based awards, which have not previously fully vested; and (D) receive continued tax equalization benefits under FUSA’s expatriate policy, as in effect on the date of termination, for the calendar year in which the termination date occurs, and the following calendar year.

In the event Dr. Gill terminates his employment on the Gill Transition Date or within ten (10) calendar days after the Gill Transition Date, Dr. Gill will be eligible to receive (1) a lump sum payment equal to the product of one month’s base salary multiplied by the total number of full and fractional years of his employment with FUSA as of his termination date, and (2) all of the payments and benefits described in subsections (B), (C) and (D) of the preceding paragraph (collectively, the “Gill Retention Benefits”). In the event Dr. Gill’s employment is terminated prior to the Gill Transition Date or more than ten (10) calendar days after the Gill Transition Date, no Gill Retention Benefits shall be due, owed, or paid to him.

In the event Dr. Gill’s employment is terminated on account of death or disability prior to the Gill Transition Date, he will become 100% vested immediately prior to the termination date in any outstanding stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or other equity based awards, which have not previously fully vested.

Amended and Restated Ng Offer Letter

Pursuant to Mr. Ng’s amended and restated offer letter (the “Amended Ng Offer Letter”), in the event Mr. Ng’s employment is terminated prior to December 30, 2018 (the “Ng Transition Date”) either by FUSA without “good cause” or by Mr. Ng for “good reason” (as such terms are defined in the Amended Ng Offer Letter), Mr. Ng will (A) be eligible to receive a lump sum payment equal to the sum of (i) twelve (12) months of his then present base salary, and (ii) any earned but unpaid bonus as of the date of termination of employment; (B) be eligible to receive a lump sum payment equal to two times his cost of COBRA coverage for twelve months; (C) become 100% vested immediately prior to his termination date in any outstanding stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or other equity based awards, which have not previously fully vested; and (D) receive continued tax equalization benefits under FUSA’s expatriate policy, as in effect on the date of termination, for the calendar year in which the termination date occurs, and the following calendar year.

In the event Mr. Ng terminates his employment on the Ng Transition Date or within ten (10) calendar days after the Ng Transition Date, Mr. Ng will be eligible to receive (1) a lump sum payment equal to the product of one month’s base salary multiplied by the total number of full and fractional years of his employment with FUSA as of his termination date, and (2) all of the payments and benefits described in subsections (B), (C) and (D) of the preceding paragraph (collectively, the “Ng Retention Benefits”). In the event Mr. Ng’s employment is terminated prior to the Ng Transition Date or more than ten (10) calendar days after the Ng Transition Date, no Ng Retention Benefits shall be due, owed, or paid to him.

In the event Mr. Ng’s employment is terminated on account of death or disability prior to the Ng Transition Date, he will become 100% vested immediately prior to the termination date in any outstanding stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or other equity based awards, which have not previously fully vested.

The descriptions of the Amended Gill Offer Letter and Amended Ng Offer Letter are qualified in their entirety by reference to the Amended Gill Offer Letter and Amended Ng Offer Letter, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Offer Letter, dated February 5, 2015, by and between Dr. Harpal Gill and Fabrinet USA, Inc.

10.2	Amended and Restated Offer Letter, dated February 5, 2015, by and between Toh-Seng Ng and Fabrinet USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng
Executive Vice President, Chief Financial Officer

Date: February 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Offer Letter, dated February 5, 2015, by and between Dr. Harpal Gill and Fabrinet USA, Inc.

10.2	Amended and Restated Offer Letter, dated February 5, 2015, by and between Toh-Seng Ng and Fabrinet USA, Inc.